Exhibit 99.1

Nuance Board of Directors Declares Spin-Off Dividend of Cerence Shares

Sets Record and Distribution Dates for Nuance Common Stockholders

BURLINGTON, Mass., September 4, 2019 (GLOBE NEWSWIRE) — Nuance Communications, Inc. (NASDAQ: NUAN) (“Nuance”), a leading provider of conversational AI, today announced that its Board of Directors has declared a pro rata dividend of Cerence Inc. common stock to be made effective at 5:00 p.m. EDT on October 1, 2019, to Nuance’s stockholders of record as of 5:00 p.m. EDT on September 17, 2019, the record date.

Each Nuance stockholder of record will receive a distribution of one share of Cerence Inc. common stock for every 8 shares of common stock, par value $0.001 per share, of Nuance, that it holds on the record date. The distribution is subject to certain conditions.

It is anticipated that when-issued trading on the Nasdaq Global Select Market in Cerence Inc. common stock will begin on or about Monday, September 16. On Wednesday, October 2, Cerence common stock will begin regular-way trading on Nasdaq under the symbol “CRNC.”

Forward-Looking Statements

Statements in this release regarding the spin-off and separation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the ability to effect the separation and spin-off of our Automotive business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission as well as those described in Cerence Inc.’s Registration Statement on Form 10. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

About Nuance Communications, Inc.

Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze and respond to human language to increase productivity and amplify human intelligence. With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations – in global industries that include healthcare, telecommunications, automotive, financial services, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Contact Information

For Press:

Kate Hickman

Nuance Communications, Inc. Tel: 781-565-4627

Email: kathryn.hickman@nuance.com

For Investors:

Tracy Krumme

Nuance Communications, Inc. Tel: 781-565-4334

Email: tracy.krumme@nuance.com